EXHIBIT 23.2
CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS
     We hereby consent to the references to our firm, in the context in which they appear, and to our reserve estimates as of December 31, 2006, included in the Annual Report on Form 10-K of Infinity Energy Resources, Inc. for the fiscal year ended December 31, 2006.

/s/ NETHERLAND, SEWELL & ASSOCIATES, INC.

Dallas, Texas
March 9, 2007

E-8